UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2009 (April 21, 2009)
Retail Ventures, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

4150 E. Fifth Avenue, Columbus, Ohio	43219

(Address of principal executive offices)	(Zip Code)
(614) 238-4148
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
Signature
EX-2.1
EX-10.1
EX-99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On April 21, 2009, Retail Ventures, Inc. (“RVI”) announced it had entered into, and consummated the transactions contemplated by, a definitive agreement dated April 21, 2009 (the “Purchase Agreement”) to dispose of its wholly-owned subsidiary Filene’s Basement, Inc. (“Filene’s Basement”) and certain related entities to FB II Acquisition Corp., a newly formed entity owned by Buxbaum Holdings, Inc. (“Buxbaum”). RVI will not realize any cash proceeds from this transaction and will pay a fee of $1,300,000 to Buxbaum and has reimbursed $375,000 of Buxbaum’s costs associated with the transaction. RVI has also agreed to indemnify Buxbaum, FB II Acquisition Corp. and their owners against certain liabilities. As of the transaction date, RVI estimates an amount of $42.5 million for the guarantees of Filene’s Basement commitments, including, but not limited to $13.8 million of outstanding borrowings against the Filene’s Basement Revolving Loan (as defined below); $6.6 million of payments to factors for inventory purchases made by Filene’s Basement prior to the disposition date; $12.6 million under lease obligations; and $9.5 million under certain laws related to certain employee benefit plans.
     In connection with the disposition and related transactions, RVI and Filene’s Basement obtained consent from the lenders under Filene’s Basement’s secured credit facility led by National City Business Credit, Inc. (the “Filene’s Basement Revolving Loan”), pursuant to a Consent and Ratification Agreement, dated as of April 21, 2009, by and among National City Business Credit, Inc., as Administrative Agent and Collateral Agent, the Revolving Credit Lenders (as defined in the Filene’s Basement Revolving Loan), Filene’s Basement, RVI, and FB II Acquisition Corp. (the “Consent Agreement”). Under the Consent Agreement, RVI has reaffirmed its existing guaranty of the Filene’s Basement Revolving Loan, provided that the aggregate principal amount of the guaranteed debt will not be increased following any commencement of a bankruptcy case by Filene’s Basement’s, except to the extent the increase arises as a result of a drawing on an existing letter of credit under the facility or the incurrence of any costs of collection. As previously disclosed, RVI had an arrangement with the lenders under Filene’s Basement’s Revolving Loan pursuant to which RVI has agreed to acquire a $7.5 million Last Out Participation in that secured credit agreement, which is included in the $13.8 million loan balance referred to above. In addition, RVI has paid a consent fee of $0.1 million to the Revolving Credit Lenders and has agreed to maintain an additional $2.5 million in an account at and controlled by one of the lenders until the lenders have been paid in full. Under certain circumstances, the bank in which such funds are held would have the right to set-off this amount against RVI’s obligations under its guaranty. There can be no assurance that all of the terms and conditions to the Consent Agreement, some of which are not within the control of RVI, will be satisfied.
     The descriptions of the Purchase Agreement and the Consent Agreement herein are qualified in their entirety by reference to the Purchase Agreement and the Consent Agreement, which are Exhibit 2.1 and Exhibit 10.1 hereto, respectively, and are incorporated herein by reference.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     The information set forth in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (b) Pro Forma Financial Information.
     The following unaudited pro forma consolidated financial information of the Company is derived from the Company’s historical consolidated financial statements and should be read in conjunction with the audited financial statements and notes thereto appearing in the Company’s Annual Report on Form 10-K for the year ended February 2, 2008 and the Company’s Quarterly Report on Form 10-Q for the period ended November 1, 2008. The accompanying unaudited pro forma condensed consolidated statements of income for the nine months ended November 1, 2008 and the year ended February 2, 2008 are presented as if the disposition of Filene’s Basement as discussed in Item 2.01 hereof, had been completed as of February 3, 2008 and February 4, 2007, respectively. The unaudited pro forma condensed consolidated balance sheet is presented as if the disposition had been completed as of November 1, 2008.
     The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period. The pro forma adjustments, as described in the notes to the unaudited pro forma consolidated financial statements, are based upon available information and certain assumptions that we believe are reasonable. The allocations are preliminary in nature and subject to change following the transaction based on refinements as actual data becomes available.
     The unaudited pro forma condensed consolidated financial statements do not include non-recurring charges or credits and related tax effects which result directly from the transaction and will be included in the operating results of the Company in the future. Also not included are guarantees, estimated at $42.5 million as of the transaction date, as discussed in Item 1.01, that will be established in accordance with FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”, for certain guarantees made by the Company. The Company cannot reasonably estimate the amount of the loss on the disposition at this time and therefore, the pro forma condensed consolidated financial statements, do not include the amount of any loss from the disposition.

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	As of November 1, 2008
		Pro Forma		Pro Forma
	As Reported	Adjustments(a)		Adjusted
ASSETS
Cash and equivalents	$96,526	$(13,030	)(b)	$83,496
Restricted Cash	260			260
Short-term investments	84,915			84,915
Accounts Receivable, net	10,712	2,811	(c)	13,523
Inventories	418,664	(99,420)		319,244
Prepaid expenses and other assets	32,495	(5,768)		26,727
Deferred income taxes	26,449			26,449

Total current assets	670,021	(115,407)		554,614

Property and equipment, net	278,753	(39,490)		239,263
Goodwill	25,899			25,899
Long-term investments, net	4,493			4,493
Notes receivable from Filene’s Basement		52,559	(d)	52,559
Tradenames and other intangibles, net	17,537	(13,655)		3,882
Conversion feature of long-term debt	52,329			52,329
Deferred income taxes	3,972	(1,578)		2,394
Other assets	7,351	(645)		6,706

Total assets	$1,060,355	$(118,216)		$942,139

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable, net	$189,103	$(52,087)		$137,016
Accrued expenses:
Compensation	14,611	(4,420)		10,191
Taxes	35,300	(3,795)		31,505
Gift cards and merchandise credits	15,166	(2,510)		12,656
Guarantees from discontinued operations	3,932			3,932
Other	47,304	(8,294	) (e)	39,010
Warrant liability	4,337			4,337

Total current liabilities	309,753	(71,106)		238,647

Long-term obligations	170,309	(43,000)		127,309
Other noncurrent liabilities	144,409	(31,408)		113,001
Deferred income taxes	28,861			28,861
Minority interest	174,469			174,469

Total shareholders’ equity:
Common shares	306,500			306,500
Accumulated deficit	(71,251)	25,479	(b) (e)	(45,772)
Treasury shares, at cost	(59)			(59)
Warrants	124			124
Accumulated other comprehensive loss	(2,760)	1,819		(941)

Total shareholders’ equity	232,554	27,298		259,852

Total liabilities and shareholders’ equity	$1,060,355	$(118,216)		$942,139

(a)	Unless otherwise noted, the pro forma adjustments represent the assets, liabilities and equity related to the Filene’s Basement operations, assuming the disposition had occurred on November 1, 2008.

(b)	Included in the pro forma adjustment is the effect of $0.4 million of cash paid by Retail Ventures in conjunction with the disposition of Filene’s Basement.

(c)	Included in the pro forma adjustment is receivable from Filene’s Basement of $5.2 million which previously eliminated in consolidation.

(d)	Adjustment reflects the presentation of the note receivable from Filene’s Basement which previously eliminated in consolidation.

(e)	Included in the pro forma adjustment is the effect of $1.3 million of management fee accrued by Retail Ventures in conjunction with the disposition of Filene’s Basement.

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Nine Months Ended November 1, 2008
		Pro Forma	Pro Forma
	As Reported	Adjustments(f)	Adjusted
Net sales	$1,429,575	$(314,781)	$1,114,794
Cost of sales	(821,354)	192,795	(628,559)

Gross profit	608,221	(121,986)	486,235
Selling, general and administrative expenses	(577,729)	146,096	(431,633)
Change in fair value of derivative instruments	61,759		61,759

Operating profit	92,251	24,110	116,361
Interest (expense) income, net	(8,649)	6,686	(1,963)
Non-operating income	1,486		1,486

Income from continuing operations before income taxes and minority interest	85,088	30,796	115,884
Income taxes benefit (expense)	(24,374)	(275)	(24,649)

Income from continuing operations before minority interest	60,714	30,521	91,235
Minority interest	(12,748)		(12,748)

Income from continuing operations	$47,966	$30,521	$78,487

Basic earnings per share from continuing operations	$0.99	$0.62	$1.61
Diluted earnings per share from continuing operations	$0.96	$0.62	$1.58

Basic shares used in calculation	48,665	48,665	48,665
Diluted shares used in calculation	49,803	49,803	49,803

(f)	The pro forma adjustments represent the results of operations for the Filene’s Basement operations during the period presented.

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Year Ended February 2, 2008
		Pro Forma	Pro Forma
	As Reported	Adjustments(g)	Adjusted
Net sales	$1,871,904	$(466,289)	$1,405,615
Cost of sales	(1,120,899)	299,052	(821,847)

Gross profit	751,005	(167,237)	583,768
Selling, general and administrative expenses	(687,532)	185,085	(502,447)
Change in fair value of derivative instruments	248,193		248,193

Operating profit	311,666	17,848	329,514
Interest (expense) income, net	(3,076)	7,811	4,735
Non-operating income

Income from continuing operations before income taxes and minority interest	308,590	25,659	334,249
Income taxes benefit (expense)	(86,607)	14,204	(72,403)

Income from continuing operations before minority interest	221,983	39,863	261,846
Minority interest	(19,879)		(19,879)

Income from continuing operations	$202,104	$39,863	$241,967

Basic earnings per share from continuing operations	$4.20	$0.82	$5.02
Diluted earnings per share from continuing operations	$3.56	$0.70	$4.26

Basic shares used in calculation	48,165	48,165	48,165
Diluted shares used in calculation	56,794	56,794	56,794

(g)	The pro forma adjustments represent the results of operations for the Filene’s Basement operations during the period presented.

(d)	Exhibits.

Exhibit Number	Description

2.1	Purchase Agreement, dated as of April 21, 2009, by and between Retail Ventures, Inc. and FB II Acquisition Corp.

10.1
Consent and Ratification Agreement, dated as of April 21, 2009, by and among National City Business Credit, Inc., as Administrative Agent and Collateral Agent, the Revolving Credit Lenders, Filene’s Basement, Inc., Retail Ventures, Inc., and FB II Acquisition Corp.

99.1	Press Release dated April 21, 2009.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Ventures, Inc.
By:	/s/ James A. McGrady
James A. McGrady
Executive Vice President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

Date: April 27, 2009